COMPASS Pathways and partners launch
The Centre for Mental Health Research and Innovation, in the UK
Pioneering collaboration with King’s College London
and South London and Maudsley NHS Foundation Trust

London, UK, 24 March 2022 - COMPASS Pathways plc (Nasdaq: CMPS) (“COMPASS”), a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health, has formed a long-term strategic partnership to launch The Centre for Mental Health Research and Innovation (“the Centre”) to accelerate psychedelic research and develop new models of care for mental health in the UK.

Together with South London and Maudsley NHS Foundation Trust (SLaM), the largest mental health trust in the UK National Health Service (NHS) and the Institute of Psychiatry, Psychology & Neuroscience (IoPPN) at King’s College London, this pioneering collaboration will provide patient access to cutting edge research studies in multiple areas of high unmet need in mental health.

The Centre will accelerate research of emerging psychedelic therapies, support therapist training and certification, evaluate real-world evidence, and prototype digital technologies to enable personalised, predictive and preventative care models.

George Goldsmith, Chairman, CEO and Co-founder, COMPASS Pathways, said, “In 2021, the UK Government included mental health care as a core pillar of its Life Sciences Vision - a signal of how critical an issue this is becoming. We are grateful to be able to play a part in this, and to be working with SLaM and the IoPPN, UK leaders in patient care and research in mental health. The Centre will accelerate the integration of innovative psychedelic therapies into the NHS following regulatory approval and reimbursement. It is a key part of our strategy to work with health systems to develop innovative evidence-based therapies, and ensure they reach those who might benefit from them as quickly as possible.”
Research will initially focus on COMPASS’s investigational COMP360 psilocybin therapy and supportive technologies, and will also cover other novel therapeutic approaches being researched and developed by COMPASS, in areas of significant unmet mental health need including treatment-resistant depression (TRD), post-traumatic stress disorder (PTSD) and anorexia nervosa.
The ambition is for the Centre to be a beacon of innovative mental health care models, and help inspire and accelerate the development of such public-private partnerships among industry sponsors, academic investigators and the NHS under the Mental Health Mission within the new UK Government Life Sciences Vision. The Centre will initially be located at Maudsley Hospital, London, while state-of-the-art facilities are built within a 200 acre woodland at Bethlem Royal Hospital, London. This dedicated and purpose-built space for late-stage clinical trials will be managed by leading clinical investigators with extensive experience in conducting psychedelic clinical trials, and will provide access to COMP360 psilocybin therapy to an estimated 650-700 patients over a five-year term.
David Bradley, Chief Executive of South London and Maudsley NHS Foundation Trust, said, “We are seeing a rapid growth in the number of people with mental health care needs, in South London and across the UK. We are proud to continue our legacy of innovation and research by partnering with COMPASS Pathways to directly translate research into healthcare treatment and significantly improve care in our communities.”

Professor Allan Young, Head of Academic Psychiatry at King’s IoPPN, said, “This new Centre is all about putting patients first. The collaboration with COMPASS Pathways will focus on developing new and effective therapies, as well as considering the patient experience in the real world. We hope it will pave the way for how research and innovations partnerships are developed in the future.”

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About COMPASS Pathways

COMPASS Pathways plc (Nasdaq: CMPS) is a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin therapy, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy
COMPASS Pathways plc is a UK company registered in England and Wales with company #12696098 and its registered office at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT

by the US Food and Drug Administration (FDA), for treatment-resistant depression (TRD), and we have completed a phase IIb clinical trial of psilocybin therapy for TRD, in 22 sites across Europe and North America. This was the largest randomised, controlled, double-blind psilocybin therapy clinical trial ever conducted, and our topline data showed a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also running a phase II clinical trial of COMP360 psilocybin therapy for post-traumatic stress disorder (PTSD). COMPASS is headquartered in London, UK, with offices in New York and San Francisco in the US. Our vision is a world of mental wellbeing. www.compasspathways.com
Availability of other information about COMPASS Pathways
Investors and others should note that we communicate with our investors and the public using our website (www.compasspathways.com), our investor relations website (ir.compasspathways.com), and on social media (LinkedIn), including but not limited to investor presentations and investor fact sheets, US Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, the safety or efficacy of psilocybin therapy, including COMP360, as a treatment for depression, COMPASS’s business strategy and goals, including its ability to launch and commercialise products, COMPASS’s expectations and plans regarding the Centre, COMPASS’s expectations for the timing of its pivotal phase III programme and the potential for that or other trials to support regulatory filings and approvals, COMPASS’s ability to continue to advance its research or develop plans to bring its product candidates to patients, and COMPASS’s expectations regarding the benefits of psilocybin therapy. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond COMPASS’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.
These risks, uncertainties, and other factors include, among others: preclinical research and clinical development is lengthy and uncertain, and therefore our preclinical studies and clinical trials may be delayed or terminated, or may never advance to or in the clinic; and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s annual report on Form 10-K filed with the US Securities and Exchange Commission (SEC) on 24 February 2022 and in subsequent filings made by COMPASS with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, COMPASS disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on COMPASS’s current expectations and speak only as of the date hereof.

About King’s College London and the Institute of Psychiatry, Psychology & Neuroscience

King's College London is one of the top 35 UK universities in the world and one of the top 10 in Europe (QS World University Rankings, 2020/21) and among the oldest in England. King's has more than 31,000 students (including more than 12,800 postgraduates) from some 150 countries worldwide, and 8,500 staff. King's has an outstanding reputation for world-class teaching and cutting-edge research. The Institute of Psychiatry, Psychology & Neuroscience (IoPPN) at King’s is the premier centre for mental health and related neurosciences research in Europe. It produces more highly cited outputs (top 1% citations) on mental health than any other centre (SciVal 2019) and on this metric we have risen from 16th (2014) to 4th (2019) in the world for highly cited neuroscience outputs. World-leading research from the IoPPN has made, and continues to make, an impact on how we understand, prevent and treat mental illness and other conditions that affect the brain.
www.kcl.ac.uk/ioppn @KingsIoPPN

About South London and Maudsley NHS Foundation Trust

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South London and Maudsley NHS Foundation Trust is a large and complex multi-site provider of mental health services – providing the widest range of NHS mental health services in the UK. We aim to make a difference to people’s lives by seeking excellence in all areas of mental health and wellbeing. Our 6,000 staff serve a local population of 1.3 million people and we offer more than 260 services including inpatient wards, outpatient and community services across Lambeth, Lewisham, Southwark and Croydon. We also provide substance misuse services for people who are addicted to drugs and alcohol. As well as serving the communities of south London, we provide more than 20 specialist services for children and adults across the UK including perinatal services, eating disorders, psychosis and autism.

Enquiries
Media: Tracy Cheung, tracy@compasspathways.com, +44 7966 309024
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324
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